UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2024

NorthWestern Energy Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware			000-56598	93-2020320
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)
3010 W. 69th Street	Sioux Falls	South Dakota		57108
(Address of principal executive offices)				(Zip Code)
Registrant’s telephone number, including area code: 605-978-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NorthWestern Energy Group, Inc.	Common stock	NWE	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01     Entry into a Material Definitive Agreement.
On July 30, 2024, NorthWestern Energy Group, Inc.'s (Nasdaq: NWE) wholly owned subsidiary, NorthWestern Corporation (the “Company”), entered into a definitive agreement (the “Agreement”) with Puget Sound Energy, Inc. (“PSE”), to acquire PSE's 25 percent interest in each of Units 3 and 4 at the Colstrip Generating Station (“Colstrip”), a coal-fired, base-load electric generation facility located in Colstrip, Montana. Under the Agreement, the Company will acquire PSE's interests in Units 3 and 4, including all associated real property, equipment, common real property and common equipment and facilities and all rights incidental thereto (collectively, “PSE's Interest”). The Agreement is substantially similar to the agreement the Company previously entered into with Avista Corporation on January 16, 2023, to acquire Avista's 15 percent interest in each of Units 3 and 4 at Colstrip. The acquisition of both of PSE's and Avista's respective Colstrip interests are each intended to be effective as of December 31, 2025.
The proposed acquisition of both of PSE's and Avista's respective Colstrip interests would increase the Company's existing ownership interest in Colstrip as follows:

	Current Colstrip Ownership (Megawatts)		Post-Closing Colstrip Ownership (Megawatts)
	Unit 3	Unit 4	Unit 3	Unit 4
PSE	185 (25%)	185 (25%)	0	0
Avista	111 (15%)	111 (15%)	0	0
NorthWestern	0	222 (30%)	296 (40%)	518 (70%)
Other Owners	444 (60%)	222 (30%)	444 (60%)	222 (30%)
COLSTRIP TOTAL	740	740	740	740
The Company does not operate Colstrip, and the Agreement does not affect operational control of Colstrip.
The Agreement provides that the acquisition price will be $0 and that the Company will acquire PSE's Interest effective December 31, 2025, subject to satisfaction of the closing conditions contained in the Agreement. Under the terms of the Agreement, the Company will be responsible for operational costs starting January 1, 2026; while PSE will retain responsibility for its pre-closing share of environmental and pension liabilities attributed to events or conditions existing prior to the closing of the transaction and for any future decommissioning and demolition costs associated with the existing facilities that comprise PSE's Interest.
The Agreement contains customary representations and warranties, covenants, and indemnification obligations, and the Agreement is subject to customary conditions and approvals, including approval from the Federal Energy Regulatory Commission, if required. If PSE seeks approval from the Washington Utilities and Transportation Commission and/or if NorthWestern seeks approval from the Montana Public Service Commission, the Agreement also would be subject to obtaining approval from such regulatory authority which reasonably meets in all material respects the request of the party who requested such approval. Closing also is conditioned on the Company's ability to enter into a new coal supply agreement for Colstrip by December 31, 2024, but the Company may waive such condition.
Either party may terminate the Agreement if any requested regulatory approval is denied or if the closing has not occurred by December 31, 2025, or if any law or order would delay or impair closing. Additionally, the Company may terminate the Agreement if there is (a) a newly discovered, uncured material adverse effect, (b) a change in law that would materially impair the ability of Colstrip Units 3 and 4 to operate, or (c) damage to Units 3 and 4 that triggers a vote to close the plant under the Colstrip Ownership and Operation Agreement (the “O&O Agreement”). The Agreement may be subject to the exercise by other Colstrip owners of a right of first refusal set forth in the O&O Agreement. Should any other owners exercise such rights, the Company intends to exercise its right of first refusal under the O&O Agreement to the fullest extent permitted.
The foregoing description is not complete and is qualified by reference to the full text of the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated by reference in this Item 1.01 as though fully set forth herein.
The Agreement has been attached as an exhibit to this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. The Agreement is not intended to provide any other factual information about Colstrip or the Company. The representations, warranties, covenants and agreements contained in the Agreement were made only for the purpose of the Agreement and as of specified dates, were solely for the benefit of the parties to the Agreement, and may be subject to limitations agreed upon by the parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors and security holders are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties, covenants, and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Colstrip or the Company. Moreover, the assertions embodied in the representations and warranties contained in the Agreement are qualified by information in disclosure schedules that the parties have exchanged. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts of Colstrip or the Company or its businesses. Information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description of Document
2.1*	Colstrip Units 3&4 Interests Abandonment and Acquisition Agreement, dated as of July 30, 2024
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

* filed herewith

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthWestern Energy Group, Inc.

By:	/s/ Timothy P. Olson
Timothy P. Olson
Corporate Secretary
Date: August 2, 2024